UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 14, 2007

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Global Casinos, Inc., (the “Company”) announced that effective June 14, 2007, it entered into a definitive Asset Purchase and Sale Agreement (the “Agreement”) with Doc Holliday Casino, LLC, a Colorado limited liability company (“Doc Holliday”), providing for the acquisition by the Company of substantially all of the tangible and intangible assets of Doc Holliday Casino.

   Doc Holliday Casino is a limited stakes gaming casino located in Central City, Colorado.

  The purchase price for the assets is $3.85 million, subject to Closing adjustments.  The purchase price will consist of:

•

$2.1 million cash at Closing;

•

The Company’s assumption of certain liabilities and trade payables;

•

An aggregate of 250,000 shares of the Company’s common stock;

•

Buyer’s convertible promissory note in the principal amount of $1 million;

•

The balance, if any, payable in 12 equal monthly installments following the Closing Date.

   The purchase price is subject to certain post-Closing adjustments.  The purchase price will be reduced, by the amount, if any, that Doc Holliday Casino’s EBITDA is less than $850,000 during the first year following the Closing and the amount, if any, that Doc Holliday Casino’s EBITDA is less than $900,000 in the second year following Closing.  The maximum EBITDA adjustment in any year is $250,000, or a maximum of $500,000 for the two year adjustment period.  The amount of purchase price adjustment may be applied against the principal balance of the convertible promissory note to be carried by the Seller in the transaction.

   The obligations of the parties to complete the acquisition are subject to numerous material contingencies, including, without limitation:

•

The Company must complete a private offering of Series D Convertible Preferred Stock in a minimum of $800,000 and maximum of $1,000,000;

•

The Company must successfully complete a debt financing of $3.5 million, which will include a refinance of its existing $2 million in secured debt.

•

The acquisition of Doc Holliday Casino must be approved by the Colorado Division of Gaming and the Local Liquor Licensing Authority;

•

The premises lease, under which Doc Holliday Casino operates the commercial premises, must be assigned or a new lease executed with the consent of the Landlord;

•

Doc Holliday Casino must complete an audit of its historical financial statements in accordance with Item 310 of Regulation S-B;

•

Other conditions precedent customary to transactions of this nature.

   There can be no assurance that all of the foregoing material contingencies can be satisfied or that the transaction can be completed.  Further, no prediction can be made as to the timing of the various regulatory approvals that will be necessary to complete the acquisition, or the nature and extent of any conditions that may be attached to such regulatory approval.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title
10.1	Asset Purchase and Sale Agreement dated June 14, 2007

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: June 18, 2007	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President